Exhibit 10.2

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (“Agreement”), executed May 28, 2021 and by GBT Technologies Inc., a Nevada corporation (the "Pledgor") in favor of Tokenize-It, S.A. A Costa Rica Corporation (“TOKENIZE”).

RECITALS

TOKENIZE is an accredited investor, doing business in Costa Rica, California and Nevada, investing in technologies and Other investments.

A.                  In light of entering Amendment Joint Venture and License Agreement, Pledgor presently needs technology tools to be provided by TOKENIZE.

B.                  TOKENIZE has funded said technology without any investment from Pledgor, other than contribute its own shares which has no monetary value as being issued to affiliate and being restricted by law.

C.                  Pledgor, in order to allow TOKENIZE, sustain a level of regulatory risk its business, as well as security to support its investment in its technology being licensed to Pledgor joint venture vehicle GBT TOKENIZE Corp, has agreed to pledge shares of GBT TOKENIZE Corp, issued to Pledgor base on the Joint Venture and License Agreement, represent 50% of all shares outstanding of GBT TOKENIZE Corp and 100% of all shares outstanding of Greenwich International Holdings, a Costa Rica corporation (“GBT TOKENIZE GREENWICH shares”).

D.                  TOKENIZE, in consideration of Pledgor providing such pledge, has agreed to keep technology platform available until payments per the Consulting agreement (which is part of the Joint Venture and License Agreement) been paid for the original three consecutive years.

NOW, THEREFORE, in consideration of the foregoing and the terms and conditions hereafter set forth, Pledgor agrees as follows:

1.                  Pledge. In accordance with the term of this Agreement, Pledgor hereby grants to TOKENIZE a security interest in, and hereby assigns to TOKENIZE all right, title and interest of Pledgor in and to shares of common stock of GBT TOKENIZE GREENWICH shares, including without limitation, all evidence of the same. (hereafter referred to as “Collateral”).

2.                  Representations and Warranties. Pledgor represents and warrants to TOKENIZE that:

(a)	Pledgor has, and has duly exercised, all requisite power and authority to enter into this Agreement, to pledge its interest in the Collateral and to carry out the transactions contemplated by this Agreement.

(b)	Pledgor is the legal and beneficial owner of all of the Collateral.

(c)	All of the Collateral is free of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest or the proceeds thereof, except for that granted hereunder.

(d)	The execution and delivery of this Agreement, and the performance of its terms, will not violate or constitute a default under the terms of any other agreement, indenture or other instrument, license, judgment, decree, order, law, statute, code, ordinance or other governmental rule or regulation, applicable to Pledgor or any of Pledgor’s property or the consent to this Agreement and the performance of its terms has been obtained from all necessary third parties.

(e)	The execution and delivery of this Agreement, and the performance of its terms, will not result in any violation of any provision of the articles of incorporation, bylaws and shareholder agreements, if any, pertaining to Pledgor or Borrower or the consent to this Agreement and the performance of its terms has been obtained from all necessary third parties.

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3.                  Covenants. Pledgor agrees upon the receipt by TOKENIZE of written pay-off demand notice from TOKENIZE, TOKENIZE is permitted to sell the Collateral or any portion of the Collateral only in an amount to ensure that the Company can satisfy the required Demand. Pledgor must consent to such sale of the Collateral, which may not be unreasonably withheld. In addition, TOKENIZE will provide Pledgor with further notice once sales are finalized. All sales of the Collateral will be made in accordance with the Securities Act of 1933, as amended. Upon expiration of this Agreement, the remaining Collateral shall be returned to the Pledgor free and clear of all liens.

4.       Fees. Not applicable as there are none.

5.       Termination. The term of this Agreement shall be three (3) years from the date hereof.

6.        Law and Jurisdiction. The laws of the State of California apply to this Agreement, without deference to the principles of conflicts of law. Both jurisdiction and venue for any litigation pursuant to this Agreement shall be proper in the courts of the county of Los Angeles, State of California.

7.       Assignment. This Agreement may not be assigned by either party without the prior written consent of the non-assigning party.

8.       Notices. Any notice, consent or authorization required or permitted to be given pursuant to this Agreement shall be in writing and sent to the party for or to whom intended, at the address of such party set forth above, by registered or certified mail (if available), postage paid, or at such other address as either party shall designate by notice given to the other in the manner provided herein.

IN WITNESS WHEREOF, the undersigned has caused this Stock Pledge Agreement to be duly executed as of the day and year first above written.

PLEDGOR

GBT Technologies Inc.

By: ______________________

Name: Mansour Khatib

Title: CEO

TOKENIZE-IT S.A.

TO

By: _____________________

Name: Pablo Gonzalez

Title: CEO

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